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                                                                       EXHIBIT C

                          AGREEMENT RE JOINT FILING OF
                                  SCHEDULE 13D
                                  ------------


The undersigned hereby agrees as follows:

          (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii)  Each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: August 23, 2000

                    BROWN'S DOCK, L.L.C.
                    INVERNESS/PHOENIX PARTNERS LP
                    EXECUTIVE CAPITAL PARTNERS I LP
                    INVERNESS/PHOENIX CAPITAL LLC
                    DCPM HOLDINGS, INC.
                    PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                    PHOENIX INVESTMENT PARTNERS, LTD.
                    INVERNESS MANAGEMENT FUND I LLC
                    WMD LLC
                    J.C. COMIS LLC
                    W. McComb Dunwoody
                    James C. Comis III

                          /s/ James L. Learner
                    By:   ____________________________________
                    Name: James L. Learner, P.C.
                    Title: Attorney-in-Fact
                            (Pursuant to a Power of Attorney filed
                            with the Commission)